UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2014

PURE CYCLE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

0-8814 (Commission File Number)	84-0705083 (IRS Employer Identification No.)

1490 Lafayette Street, Suite 203, Denver, CO 80218

(Address of principal executive office)        (Zip Code)

Registrant’s telephone, including area code	(303) 292-3456

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION

On October 27, 2014, the Registrant entered into a Loan Agreement for $4,450,000 from The First National Bank of Las Animas. The proceeds from the loan will be used principally to refinance an existing loan from First National Bank of Las Animas as well as a number of the Company’s current mortgage debt. The loan will consolidate 20 of the Company’s mortgages, which in aggregate have a balance of approximately $3,568,000. Additional proceeds from the loan will be used for working capital and to expand the Company’s water infrastructure. The note has a 20 year amortization and an initial interest rate of 5.27% per annum. The note is secured by a first deed of trust in 27 of the Company’s farms.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit 10.1 –	Business Loan Agreement, dated October 27, 2014, between Pure Cycle Corporation and The First National Bank of Las Animas.

Exhibit 10.2 –	Commercial Pledge Agreement, dated October 27, 2014, between Pure Cycle Corporation and The First National Bank of Las Animas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 29, 2014

PURE CYCLE CORPORATION

/s/ Mark W. Harding
By: Mark W. Harding,
President and Chief Financial Officer